As filed with the Securities and Exchange Commission on June 4, 2001

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): May 31, 2001
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                           Rheometric Scientific, Inc.
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             (Exact name of Registrant as specified in its charter)




       Delaware                         000-14617              61-0708419
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(State of Other Jurisdiction           (Commission           (IRS Employer
     of Incorporation)                 File Number           Identification No.)




      One Possumtown Road, Piscataway, New Jersey                08854
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       (Address of Principal Executive Offices)                (Zip Code)




Registrant's telephone number, including area code:  (732) 560-8550
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Item 2.  Acquisition or Disposition of Assets.

         Rheometric Scientific, Inc. (the "Company") is filing this Current Report on Form 8-K to report the acquisition by Tel Acquisition Corp, a Delaware corporation and a wholly-owned subsidiary of the Company ("Tel Acquisition"), of Aviv Instruments, Inc., a New Jersey corporation ("Instruments") and Aviv Associates Inc., a New Jersey corporation ("Associates," and together with Instruments, collectively, the "Aviv Companies").

         On May 31, 2001, the Aviv Companies merged with and into Tel Acquisition pursuant to a Merger Agreement (the "Merger Agreement"), dated as of May 31, 2001, among the individuals listed on Schedule A thereto (the "Sellers"), the Aviv Companies, the Company, and Tel Acquisition. In exchange for all of the issued and outstanding capital stock of the Aviv Companies, the Company issued to the Sellers 805,882 shares of the Company's Common Stock. Upon consummation of the merger, Tel Acquisition changed its name to Aviv
Instruments, Inc. In addition, the Company and the Surviving Corporation made cash payments of approximately $1,221,335 to pay off existing indebtedness of the Aviv Companies, approximately $1,145,076 of which was owed to the Sellers or their affiliates. The merger consideration was determined as a result of arms'-length negotiation between representatives of the Company and the Sellers. The Merger Agreement has been filed as Exhibit 2.1 to this report and is incorporated by reference herein.

         The Aviv Companies, based in Lakewood, New Jersey, manufacture and market research-grade optical instrumentation, software and services used for molecular characterization. The Aviv Companies design, develop and sell Circular Dichroism Spectrometers, Automated Titrating Differential / Ratio Spectrofluorometers, Spectrophotometers and related accessories.

         The acquisition of the Aviv Companies was financed, in part, with additional borrowings under the Company's Revolving Credit Term Loan and Security Agreement among the Company, the Company's subsidiaries and PNC Bank, National Association (the "Loan Agreement"). A copy of the Third Amendment to the Loan Agreement, which was entered into in connection with the acquisition of the Aviv Companies is attached hereto as Exhibit 10.1 and is incorpored by reference herein.

         The Company announced the acquisition of the Aviv Companies in a press release dated June 4, 2001, which has been filed as Exhibit 99.1 to this report.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

         2.1 Merger Agreement, dated as of May 31, 2001, among the individuals listed on Schedule A thereto as Sellers, Aviv Instruments, Inc., Aviv Associates, Inc., Rheometric Scientific, Inc., and Tel Acquisition Corp.

         10.1 Third amendment to the Revolving Credit, Term Loan and Security Agreement, dated as of May 31, 2001, among Rheometric Scientific, Inc. and its subsidiaries and PNC Bank, National Association.

         99.1     Press Release, dated June 4, 2001.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              RHEOMETRIC SCIENTIFIC, INC.


Dated:  June 4, 2001                          By:  /s/ Joseph Musanti
                                                   -----------------------------
                                                   Joseph Musanti
                                                   Vice President, Finance and
                                                   Chief Financial Officer


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                                 EXHIBITS INDEX

Exhibit
Number            Description
-------           -----------

2.1 Merger Agreement, dated as of May 31, 2001, among the individuals listed on Schedule A thereto as Sellers, Aviv Instruments, Inc., Aviv Associates, Inc., Rheometric Scientific, Inc., and Tel Acquisition Corp.

10.1 Third amendment to the Revolving Credit, Term Loan and Security Agreement, dated as of May 31, 2001, among Rheometric Scientific, Inc. and its subsidiaries and PNC Bank, National Association.

99.1              Press Release, dated June 4, 2001.